Pilgrim America Bank and Thrift Fund N-SAR 12/31/97
                                  Exhibit 77Q1d


The rights of the holders of Class B shares, a new class of securities, are set forth in the amended and restated Articles of Incorporation incorporated by reference from Registrant's Proxy Statement filed with the Securities and Exchange Commission on August 27, 1997.